UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2011

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2011, Heelys, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were asked to consider and vote upon the following two proposals: (1) to elect eight directors to our Board of Directors to hold office until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified; and (2) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

On the record date of April 15, 2011, there were 27,571,052 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, if represented. For each proposal, the results of stockholder voting were as follows:

1.	Election of director nominees to serve as directors, for a term which expires at the annual meeting of stockholders in 2012 or until their successors are duly elected and qualified:

	Votes For	Votes Withheld
Jerry R. Edwards	17,028,971	126,041
Patrick F. Hamner	14,376,426	2,778,586
Thomas C. Hansen	14,337,847	2,817,165
Gary L. Martin	16,558,317	596,695
N. Roderick McGeachy, III	17,028,739	126,273
Glenn M. Neblett	16,698,106	456,906
Ralph T. Parks	17,028,971	126,041
Richard D. Strup	17,035,646	119,366

2.	Ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstain
22,661,225	282,564	55,933

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: June 10, 2011	By:	/s/ Barbara A. Nagy
Barbara A. Nagy
Corporate Secretary

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